THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT OR THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE COMPANY THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.


                                 ROOM PLUS, INC.

                            $100,000 PROMISSORY NOTE

                                Due June 11, 1998

            1. Amount of Note. ROOM PLUS, INC., a New York corporation (the "Company"), for value received, hereby promises to pay to the order of MARK RUBIN (the "Payee"), at the Company's principle place of business, 91 Michigan Avenue, Paterson, New Jersey 07503, on June 11, 1998 ("Due Date"), the principal sum of One Hundred Thousand ($100,000) Dollars. Interest on the principal balance is being paid upon the execution hereof by the execution and delivery of a options to purchase 250,000 shares of the common stock of the Company ("Common Stock"). In the event of the failure of the Company to pay the principal when due, the principal balance of this Note shall bear interest at the rate of eighteen (18%) per annum from the Due Date until paid in full, unless the Payee elects to convert this Note as hereinafter provided. The principal amount of the Note may be prepaid by the Company, in whole or in part, without premium or penalty, at any time. All payments hereunder shall be applied first to interest then to principal. Payments of principal and interest are to be made in lawful money of the United States of America.

            2. Event of Default. If the Company shall fail to make a payment of principal when due on this Note or on a note of similar tenor made by the Company on the date hereof; or shall make an assignment for the benefit of creditors, file a petition in bankruptcy, be adjudicated insolvent or bankrupt, suffer an order for relief under any federal bankruptcy law, petition or apply to any tribunal for the appointment of a custodian, receiver or any trustee for the Company or any substantial part of its assets, or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or if there shall have been filed any such petition or application, or any such proceeding shall have been commenced against the Company, which remains undismissed for a period of thirty (30) days or more; or if the Company, by any act or omission shall indicate consent to, approve of or acquiescence in any such petition, application or proceeding or the appointment of, a custodian, receiver or any trustee for all or any substantial part of its properties, or if the Company shall suffer such custodianship, receivership, or trusteeship to continue undischarged for a period of thirty (30) days or more, or the Company violates any term or provision of this Note and same remains uncured for a period of 15 days, then and in any such event (each such event, an "Event of Default"), the outstanding principal amount of this Note shall be and become immediately due and payable.

3.    Restrictions on Transfer.
      -------------------------

            The holder acknowledges that he has been advised by the Company that this Note and the shares of Common Stock issuable upon conversion hereof (the "Conversion Shares") have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), that the Note is being issued, on the basis of the statutory exemption provided by Section 4(2) of the Securities Act relating to transactions by an issuer not involving any public offering, and that the Company's reliance upon this statutory exemption is based in part upon the representations made by the holder that he is an "accredited investor" as defined in Rule 501 of the Securities Act. The holder acknowledges that he has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Securities Act and the rules and regulations thereunder on the transfer of securities. In particular, the holder agrees that no sale, assignment, hypothecation or transfer of the Note or the Conversion Shares shall be valid or effective, and the Company shall not be required to give any effect to any such sale, assignment, hypothecation, transfer or other disposition, unless (i) the sale, assignment, hypothecation, transfer or other disposition of the Note or the Conversion Shares is registered under the Securities Act, provided, that the Company has no obligation or intention to so register the Note in connection herewith, or (ii) the Note is sold, assigned, hypothecated, transferred or otherwise disposed of in accordance with all the requirements and limitations of Rule 144 under the Securities Act, or such sale, assignment, or transfer is otherwise exempt from registration under the Securities Act.

            4. Conversion. (a) In the event this Note is not paid in full on or before the Due Date, the Payee, at his sole election, may convert a portion outstanding principal amount of this Note, and all accrued but unpaid interest thereon, into up to 187,500 shares of Common Stock of the Company, subject to adjustment as hereinafter provided at a conversion price of $.40 per share. The conversion shall be effectuated by the Payee delivering written notice of conversion to the Company on or before the earlier of payment of the principal and interest due hereon or 15 business days after the Due Date specifying the number of shares of Common Stock up to 187,500 as to which the Payee elects to convert. The failure of Payee to elect to so convert the Note on or before such date shall be deemed a waiver by Payee to so convert the Note. The conversion shall be effective on the date specified in the notice and the Company shall promptly issue certificates representing such Common Stock. Any portion of the principal not so converted shall remain due and payable, with interest as aforesaid.

            (b) In case of any reclassification or change of outstanding shares of Common Stock issuable upon conversion of this Note (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification or change of the then outstanding shares of Common Stock or other capital stock issuable upon conversion of this Note) or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, then, as a condition of such reclassification, change, consolidation, merger, sale or conveyance, the Company, or such successor or purchasing corporation, as the case may be, shall make lawful and adequate provision whereby the Payee shall have the right thereafter to receive on conversion of this Note the kind and amount of securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a


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


holder of the number of securities issuable upon conversion of this Note immediately prior to such reclassification, change, consolidation, merger, sale or conveyance and the Company shall forthwith send the Payee a statement signed by its President or a Vice President and by its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary evidencing such provision. The above provisions of this Section 4(b) shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

            5.    Miscellaneous.
                  --------------

            Presentment, demand, protest, notice of protest, dishonor, notice of dishonor and any and all notices of any kind, except as are required to be given hereunder or cannot under applicable law be waived, are hereby waived.

            Notwithstanding any provision contained herein, the total liability of Company for payment of interest pursuant hereto, shall not exceed the maximum amount of such interest permitted by law to be charge, collected, or received from Company, and if any payments by Company include interest in excess of such a maximum amount, Payee shall apply such excess to the reduction of the unpaid principal amount due pursuant hereto, or if none is due, such excess shall be refunded to Company.

            Payee shall not by any act of omission or commission be deemed to waive any of his rights or remedies hereunder unless such waiver be in writing an signed by Payee, and then only to the extent specifically set forth therein; a waiver on one event shall not be construed as continuing or as a bar to or waiver of such right or remedy on a subsequent event.

            Company shall pay the cost of any revenue, tax or other stamps now or hereafter required by law at any time to be affixed to this Note; and if any taxes be imposed with respect to debts secured by mortgages or deeds of trust, or with respect to notes evidencing debts so secured, Company agrees to pay to the holder hereof upon demand the amount of such taxes, and hereby waives any contrary provisions of any laws or rules of court now or hereafter in effect.

            This Note cannot be modified orally. This Note shall be governed and construed in accordance with the internal law of the State on New Jersey without reference to the doctrine of conflict of laws.



                                                ROOM PLUS, INC.
Attest:


/s/ Jay Goldberg                                By: /s/Marc Zucker
----------------                                    --------------
Secretary                                           Marc Zucker
                                                    Chief Executive Officer


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